UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 St Johns Lane, Floor 5 New York, NY	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On or about February 28, 2023, Atlantic Coastal Acquisition Management LLC (the “Sponsor”), the sponsor of Atlantic Coastal Acquisition Corp. (the “Company”), entered into agreements (“Non-Redemption Agreements”) with several unaffiliated third parties in exchange for them agreeing not to redeem an aggregate of 2,368,264 shares (“Non-Redeemed Shares”) of the Company’s Class A common stock sold in its initial public offering (the “Public Shares”) at the special meeting called by the Company (the “Meeting”) to approve an extension of time for the Company to consummate an initial business combination (the “Charter Amendment Proposal”) from March 8, 2023 to June 8, 2023 (an “Extension”), subject to additional Extension(s) up to September 8, 2023 upon election by the Sponsor. In exchange for the foregoing commitments not to redeem such shares, the Sponsor has agreed to transfer to such investors an aggregate of 355,240 shares of the Company held by the Sponsor immediately following consummation of an initial business combination if they continued to hold such Non-Redeemed Shares through the Meeting. The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated February 27, 2023 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference into this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 2, 2023, the Company held the Meeting. An aggregate of 36,834,661 shares of the Company’s common stock, which represents a quorum of the outstanding common stock entitled to vote as of the record date of February 1, 2023, were represented in person or by proxy at the Meeting.

The Company’s stockholders voted on the following proposal at the Meeting, which was approved:

(1) Proposal No. 1 — The Charter Amendment Proposal — a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to (a) extend the date by which the Company must consummate a business combination, (b) provide holders of Class B Common Stock (as defined in the Charter) the right to convert any and all their Class B Common Stock into Class A common stock on a one-for-one basis prior to the closing of a business combination at the election of the holder and (c) provide that certain charter amendments can be effectuated with the affirmative vote of 65% of the shares of common stock outstanding that are entitled to vote. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
36,578,414	256,247	0	N/A

As previously disclosed, in connection with the Meeting, the Sponsor entered into Non-Redemption Agreements with several unaffiliated third parties and agreed to transfer an aggregate of 355,240 shares of common stock to such parties in exchange for them agreeing not to redeem their Public Shares at the Meeting. The foregoing arrangements did not increase the likelihood that the proposal was approved by stockholders but did increase the amount of funds that remained in the Company’s trust account following the Meeting. As a result of the foregoing, effective March 2, 2023, holders of an aggregate of 30,967,389 Public Shares exercised, and did not reverse, their right to redeem their Public Shares and as a result, such holders will receive a payment of approximately $10.14 per share that they redeemed.

On March 2, 2023, the Company filed the amendment to its amended and restated certificate of incorporation (the “Amended Charter”) with the Secretary of State of the State of Delaware. A copy of the Amended Charter is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On March 2, 2023, the Sponsor and the Company’s independent directors (collectively, the “Class B Holders”) voluntarily converted 8,624,999 shares of Class B Common Stock of the Company they held as of such date into 8,624,999 shares of Class A common stock of the Company (the “Conversion”) in accordance with the Amended Charter. With respect to shares of Class A common stock that they received as result of the Conversion, the Class B Holders (i) agreed that they would not vote such stock until after the closing of a business combination and (ii) acknowledged that such stock would not be entitled to any distribution from the Company’s trust account. As a result of the Conversion and the results of the Meeting described above, the Company has an aggregate of 12,157,610 shares of Class A common stock outstanding and 1 share of Class B Common Stock (held by the Sponsor) outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K, filed with the SEC on February 27, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2023

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Shahraab Ahmad
Shahraab Ahmad
Chief Executive Officer